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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                NOVEMBER 22, 2005

                          ----------------------------


                      CENTURY PACIFIC FINANCIAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)


        0-16075                                            86-0449546
(Commission File Number)                       (IRS Employer Identification No.)

                          150 WEST JEFFERSON BOULEVARD
                              LOS ANGELES, CA 90007
                         (Address of Principal Executive
                              Offices and zip code)

                                 (213) 745-2123
                             (Registrant's telephone
                          number, including area code)


                       936A BEACHLAND BOULEVARD, SUITE 13
                              VERO BEACH, FL 32963
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Century Pacific Financial Corporation's, Versatile Entertainment, Inc.'s and Bella Rose, LLC's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Century's, Versatile's and Bella Rose's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Century's, Versatile's and Bella Rose's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Century undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 23, 2005, we completed the sale of shares of our Series A Convertible Preferred Stock and Common Stock Purchase Warrants in a private placement transaction (the "Capital Raise"). For a description of the Capital Raise, and the material agreements entered into in connection therewith, please see "Capital Raise" in Item 2.01 of this Current Report, which discussion is incorporated herein by reference.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

CLOSING OF EXCHANGE AGREEMENT

         On October 28, 2005, Century Pacific Financial Corporation, a Delaware corporation ("Century"), entered into an Exchange Agreement ("Exchange Agreement") with Versatile Entertainment, Inc., a California corporation ("Versatile"), the stockholders of Versatile ("Stockholders"), Bella Rose, LLC, a California limited liability company ("Bella Rose"), and the members of Bella Rose (the "Members"). The closing of the transactions contemplated by the Exchange Agreement (the "Closing") occurred on November 22, 2005.

         At the Closing, pursuant to the terms of the Exchange Agreement, the Members contributed all of their interests in Bella Rose (the "Interests") to Century. In exchange, Century issued to the Members 492,021.29 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Century
("Preferred Stock"). Following the closing of the exchange transaction ("Closing"), Bella Rose became a wholly-owned subsidiary of Century.


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         Also at the Closing,  pursuant to the terms of the Exchange  Agreement, the Stockholders contributed all of their capital stock of Versatile ("Versatile Shares") to Century. In exchange, we issued to the Stockholders 1,968,085.05 shares of our Preferred Stock. Following the Closing, Versatile became a wholly-owned subsidiary of Century. A total of 2,460,106.34 shares of our Preferred Stock were issued in the Exchange to the Members and the Stockholders, with 80% of the Preferred Stock being issued to the Stockholders and 20% of the Preferred Stock being issued to the Members. Each share of our Preferred Stock will be convertible into 100 shares of our common stock. Accordingly, at the Closing and prior to any adjustment, the Members own 49,202,129 shares of our common stock on an as-converted basis, and the Stockholders own 196,808,505 shares of our common stock on an as-converted basis. Since the Company is presently authorized under its Certificate of Incorporation to issue only 150,000,000 shares of common stock, the Company will undertake a reverse stock split as described below to enable the conversion of the Preferred Stock into common stock.

CAPITAL RAISE

         Immediately following the Closing, we received gross proceeds of approximately $7.8 million in a private placement transaction (the "Capital Raise") with institutional investors and other high net worth individuals ("Investors"). Pursuant to Subscription Agreements entered into with these Investors, we sold 578,125.58 shares of Preferred Stock at a price per share of $13.5135. Each share of Preferred Stock will be convertible into 100 shares of our common stock. The Company is required to register the common stock underlying the Preferred Stock issued in the Capital Raise with the Securities and Exchange Commission for resale by the Investors. After commissions and expenses, we received net proceeds of approximately $7.2 million in the Capital Raise.

         In connection with the issuance of the Preferred Stock to the Investors, the Company issued warrants to the Investors to purchase an aggregate of 23,125,000 shares of common stock on a pre-reverse split basis, of the Company. The warrants have an exercise price of $0.216 per share, subject to adjustments.

         Sanders Morris Harris Inc. acted as placement agent in connection with the Capital Raise. For their services as placement agent, Century paid Sanders Morris Harris a fee equal to 7%, or approximately $546,875, of the gross proceeds from the financing. Century also paid for the out-of-pocket expenses incurred by Sanders Morris Harris and all purchasers in the amount of $25,000. In addition, Century issued to Sanders Morris Harris and its employees, Dean Oakey and Jonah Sulak, warrants to purchase an aggregate of 5,781,250 shares of our common stock on a pre-reverse split basis at an exercise price of $0.135 per share. The warrants are fully vested and have a term of 5 years.

         In connection with the Capital Raise, Century entered into a registration rights agreement (the "Registration Rights Agreement") with the Investors and Sanders Morris Harris. Pursuant to this agreement, Century agreed to register the resale by the Investors of the common stock underlying the Preferred Stock, and the common stock issuable to each Investor and Sanders Morris Harris pursuant to the warrants. The Registration Rights Agreement provides that if Century does not register for resale the common shares within 60 days of the closing date (or 150 days, which may be extended until April 14, 2006 in certain circumstances, in the event of a full review of the registration


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statement by the Securities and Exchange Commission), then Century must pay each of the Investors 1% of the per share purchase price paid by such Investor for each share of Preferred Stock for each month thereafter that the Investor cannot publicly sell the shares of common stock underlying the share of Preferred Stock.

         Copies of the form of Subscription Agreement, Registration Rights Agreement, Placement Agent Agreement, and Form of Common Stock Purchase Warrant are attached to this report as Exhibits 10.8, 10.9, 10.10, and 10.11 respectively, and are incorporated herein by reference.

         Upon completion of the Exchange, and after giving effect to the Capital Raise, the Members, Stockholders and Investors in the aggregate own 3,038,231.92 shares of our Preferred Stock, which represents in the aggregate 95.7% of our issued and outstanding shares of common stock after giving effect to the conversion of the Preferred Stock into common stock. Our stockholders immediately prior to the Exchange will own 4.3% of the outstanding common stock (or, 13,775,021 shares of our common stock) immediately after completion of these transactions after giving effect to the conversion of the Preferred Stock into common stock.

         The issuance of the shares of Preferred Stock to the Members and the Stockholders in the Exchange was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and such other available exemptions. The issuance of shares of Preferred Stock and the warrants to the Investors in the Capital Raise, and the issuance of the warrants to Sanders Morris Harris, Inc. were completed pursuant to an exemption from registration contained in Regulation D, only to accredited investors. The shares of Preferred Stock and the shares of our common stock underlying the shares of Preferred Stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission ("Commission") or with any state securities commission in respect of the Exchange or the Capital Raise.

         On November 25, 2005, Century filed a press release announcing the Closing and the completion of the Capital Raise, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

         Except for the Exchange Agreement and the transactions contemplated by that agreement, neither Century, nor the directors and officers of Century serving prior to the consummation of the Exchange, had any material relationship with Versatile, the Stockholders, Bella Rose or any of the Members.

         We are presently authorized under our Certificate of Incorporation to issue 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Of the 10,000,000 shares of preferred stock authorized, 3,500,000 shares were designated as Series A Convertible Preferred Stock pursuant to a certificate of designations ("Certificate of Designations"), which was approved by Century's board of directors, and filed with and accepted by, the Secretary of State of the State of Delaware prior to the Closing of the Exchange. As of the Closing, and after the completion of the Capital Raise, Century had 13,775,021 shares of


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common stock issued and outstanding and  3,038,231.92  shares of Preferred Stock issued and outstanding.

REVERSE SPLIT AND MANDATORY CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

         Under the terms of the Exchange Agreement, all of the outstanding Interests held by the Members and all of the Versatile Shares owned by the Stockholders were exchanged for 2,460,106.34 shares of Preferred Stock. Additionally, we issued 578,125.58 shares of Preferred Stock to the Investors in the Capital Raise. Each share of Preferred Stock will be convertible into 100 shares of Century's common stock (the "Conversion Rate"). The Preferred Stock will immediately and automatically be converted into shares of Century's common stock (the "Mandatory Conversion") upon consummation of a 1 for 9.25 reverse stock split of Century's outstanding common stock ("Reverse Split"). The Reverse Split was approved by Century's Board of Directors and by holders of a majority of Century's common stock, holders of a majority of Century's Preferred Stock, and by holders of a majority of Century's common stock and Preferred Stock voting together as a single class.

         The holders of Preferred Stock (including the Investors acquiring such shares as part of the Capital Raise after the Closing of the Exchange) are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable as if converted at the record date. As such, after the Closing and the Capital Raise, the Members, Stockholders, and Investors have 95.7% of the total combined voting power of all classes of Century stock entitled to vote.

         Upon Mandatory Conversion of the shares of Preferred Stock, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Members, Stockholders and Investors will, in the aggregate, receive approximately 32,845,751 shares of Century's common stock, representing 95.7% of the outstanding shares of Century's common stock immediately following the Mandatory Conversion. The stockholders of Century prior to the Exchange will, following the Mandatory Conversion and Reverse Split, own approximately 1,489,192 shares of Century's common stock, representing 4.3% of the outstanding shares of common stock.

         In connection with the Reverse Split, Century's board of directors approved special treatment to certain Century stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. Accordingly, Century stockholders holding 925 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock will not be affected. The terms and conditions of special treatment afforded to Century stockholders to preserve round lot stockholders, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Century's board of directors.

         Effective as of the Closing, Luca Toscani resigned as a director of Century and the following directors of Century were appointed:


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---------------------- ----------- ---------------------------------------------
          NAME            AGE                       POSITION
---------------------- ----------- ---------------------------------------------
Daniel Guez                28      Chief Executive Officer, President, and
                                   Secretary
---------------------- ----------- ---------------------------------------------
Dean Oakey                 47      Director designated by Mr. Guez
---------------------- ----------- ---------------------------------------------
Kevin R. Keating           65      Director of Century prior to the Closing, and
                                   designated following the Closing by KRM Fund
---------------------- ----------- ---------------------------------------------

         Also effective as of the Closing, the existing officers of Century resigned, and the following officers were appointed by the newly constituted Board of Directors:

---------------------- ----------- ---------------------------------------------
          NAME            AGE                       POSITION
---------------------- ----------- ---------------------------------------------
Daniel Guez                28      Chief Executive Officer, President and
                                   Secretary
---------------------- ----------- ---------------------------------------------
Darryn Barber              30      Chief Financial Officer
---------------------- ----------- ---------------------------------------------

         Additionally, effective as of the Closing, Keating Reverse Merger Fund, LLC ("KRM Fund") Colin Dyne, and Daniel Guez have agreed to vote their shares of Century's common stock to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Century's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Daniel Guez from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, the adoption of a stock incentive plan, and a corporate name change (collectively, the "Actions").

         Also at the Closing, Century entered into a financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, pursuant to which Keating Securities was compensated by Century for its advisory services rendered to Century in connection with the exchange transaction. The transaction advisory fee was $350,000, which fee was paid at Closing. The financial advisory agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

         Kevin R. Keating, a director of Century prior to the exchange transaction, is the father of Timothy J. Keating the majority member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which was the majority stockholder of Century prior to the exchange transaction. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Century's common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Century's common stock currently owned by Kevin R. Keating.

         On September 19, 2005, in its Current Report on Form 8-K dated September 16, 2005, Century reported the execution of a letter of intent to acquire Versatile and Bella Rose. On November 1, 2005, in its Current Report on Form 8-K dated October 28, 2005, Century reported the execution of a definitive Exchange Agreement to acquire Versatile and Bella Rose and included a copy of the Exchange Agreement therein as Exhibit 2.5. Additionally, on November 3, 2005, Century filed an Information Statement on Schedule 14f-1 reporting the proposed acquisition of


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Versatile  and Bella  Rose and the  pending  change of control of Century at the
Closing. These Current Reports are hereby incorporated by reference.

INFORMATION REQUIRED PURSUANT TO FORM 10-SB

1.       DESCRIPTION OF BUSINESS

BUSINESS OF CENTURY

         Immediately prior to the Closing, Century was a public "shell" company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. Century was formed as a Delaware Corporation in 1982. For a detailed description of our business from its inception to its existence as a shell corporation immediately prior to the Closing, please see our Annual Report on Form 10-KSB filed with the Commission on November 3, 2005.

         Effective as of the Closing, Century acquired Versatile and Bella Rose pursuant to the terms of the Exchange Agreement. The Exchange Agreement was accounted for as a reverse merger, with Bella Rose and Versatile deemed to be the accounting acquirer, and Century as the legal acquirer. The business combination is being recorded as a recapitalization of interest of Bella Rose and Versatile. Accordingly, the historical financial information presented in future financial statements will be that of Versatile and Bella Rose. The basis of the assets, liabilities, and stockholders' equity and members' deficit of Bella Rose and Versatile, the accounting acquirer, have been carried over in the recapitalization.

BUSINESSES OF VERSATILE AND BELLA ROSE

         Effective as of the Closing, Versatile Entertainment, Inc. and Bella Rose, LLC became wholly-owned subsidiaries of Century. As a result of the Closing, the historical business operations of Versatile and Bella Rose will comprise Century's principal business operations going forward.

         Versatile was formed in April 2001, to design, develop, manufacture, market, distribute and sell high-end fashion jeans, knits, apparel and accessories. Versatile currently markets, distributes, and sells its "People's Liberation" brand products in the United States, and internationally primarily in Japan, Canada, Mexico and the United Kingdom. Versatile commenced its operations of its People's Liberation business in July 2004. Prior to July 2004, Versatile received commission and other income from various consulting arrangements provided by Mr. Guez. Versatile is headquartered in Los Angeles, California, and maintains show rooms in New York and Los Angeles.

         Bella Rose was formed in May of 2005, to design, develop, manufacture, market, distribute and sell high end fashion jeans, casual wear, and other apparel under the brand name "William Rast." The William Rast clothing line is a joint venture between Bella Rose and Justin Timberlake. Under an apparel brand agreement with an entity owned in part by Justin Timberlake, Bella Rose has the exclusive rights to manufacture clothing and accessories under the William Rast tradename. Mr. Timberlake's entity will receive the greater of 50% of the net profits of the William Rast apparel line or 6% of net sales, with Bella Rose to receive the remaining profits. Under the terms of the


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agreement,  Bella Rose will manage the joint  venture,  and is  responsible  for funding the costs of the venture. Bella Rose commenced operations of its William Rast business in May 2005, and currently markets, distributes and sells "William Rast" brand products in the United States, Japan and the United Kingdom. Bella Rose is headquartered in Los Angeles, California, and maintains show rooms in New York and Los Angeles.

         Versatile's and Bella Rose's products are sold in the United States to department stores such as Fred Segal, Kitson, Bloomingdales, Nordstrom, Neiman Marcus, Atrium, and Intermix as well as boutiques throughout the country. While Versatile and Bella Rose do not depend on any individual department store to sell its products, for the nine months September 30, 2005, approximately 16.3% of Versatile's sales were to one customer.

         Versatile and Bella Rose market and distribute their products by participating in industry trade shows, as well as through show rooms in Los Angeles and New York. Versatile is also party to an exclusive import distribution agreement (the "Distribution Agreement") with U International Office, a Japanese corporation. The Distribution Agreement is effective as of August 23, 2005, and is scheduled to expire on December 31, 2007. According to the terms of the Distribution Agreement, U International Office shall advertise, market, promote and distribute People's Liberation brand products in Japan on an exclusive basis. In exchange, U International Office guarantees to Versatile that by the end of the 2006 and 2007 calendar years, it shall have delivered purchase orders to Versatile with a total purchase order value of no less than $500,000 per year. If the purchase order values are less than $500,000 in either year, U International Office shall pay Versatile the difference by January 31 of the immediately following year. There are no other exclusive or long-term distribution agreements with any party covering any other territory, and the companies do not depend on any single distributor to distribute their products.

         EMPLOYEES

         As of October 3, 2005, Versatile and Bella Rose had a total of 20 employees. Of those employees, 2 are employed by Versatile exclusively, 4 are employed by Bella Rose exclusively and 14 employees are shared between Versatile and Bella Rose. All shared employees of Versatile are allocated under a cost allocation arrangement with Bella Rose.

         VERSATILE'S AND BELLA ROSE'S PRODUCTS

         Versatile's and Bella Rose's principal products are high-end fashion denim jeans, knits and casual wear that are designed, manufactured, marketed, distributed and sold under the "People's Liberation " and "William Rast" labels.

         Versatile and Bella Rose currently sell men's and women's styles. Denim jeans are made from high quality fabrics and are processed with various treatments and finishes. Versatile's and Bella Rose's concepts, designs, embellishments, and great attention to detail and quality make them competitive in the high-end fashion jean market.


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


         BUSINESS STRATEGY

         The People's Liberation and William Rast brands already have broad consumer recognition in the high-end fashion denim, knits and casual wear market. Versatile's and Bella Rose's strategy is to continue building and expanding this recognition by target marketing their lines to high-end buyers who shop in boutiques and department stores. Due to limited distribution and a significant level of "buzz" surrounding the People's Liberation and William Rast lines, we believe that the retail price for these denim jeans will continue to be in the $180 to $280 range and the $85 to $125 range for knits and casual wear. By using contract manufacturers in the United States and abroad rather than vertically integrating production, we will strive to control our costs and improve our margins as sales grow. We intend to change our product offerings on a seasonal basis, as well as in relation to changing trends and tastes.

         SUPPLY STRATEGY

         Versatile and Bella Rose purchase their fabric, thread and other raw materials from various industry suppliers within the United States and abroad. Versatile and Bella Rose do not currently have any long-term agreements in place for the supply of fabric, thread or other raw materials. Fabric, thread and other raw materials are available from a large number of suppliers worldwide. Although Versatile and Bella Rose do not depend on any one supplier, for the nine months ended September 30, 2005, three suppliers provided for greater than 10% of Versatile's purchases, comprising 90.1% of their total combined purchases for the period.

         MANUFACTURING

         Versatile and Bella Rose presently outsource all of their manufacturing to contract vendors using just-in-time ordering. Several contract vendors are used for their manufacturing needs with the majority of purchases currently occurring from domestic factories. Versatile and Bella Rose do not rely on any one manufacturer and manufacturing capacity is readily available to meet their current and planned needs. Versatile and Bella Rose maintain quality control systems for both raw materials and finished goods. To maintain low fixed
expenses,   Versatile  and  Bella  Rose  will  continue  to  outsource   garment
production. Additional contractors will be added, as required, to meet production needs.

         COMPETITION

         Competition in the high-end fashion denim industry is very competitive and very fragmented. Versatile's and Bella Rose's competitors include True Religion Apparel, Juicy Courtier, Rock and Republic, Joe's Jeans, Seven For All Mankind and Citizens of Humanity.

         Versatile's and Bella Rose's competitive edge lies in their ability to create innovative concepts and designs, as well as the high quality of their fabrics, treatments and embellishments. At a retail price point of $180 to $280 for denim jeans and $85 to $125 for knits and other apparel items, Versatile and Bella Rose believe that they offer competitively valued products.

         TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

         The companies have filed trademark applications in the United States and various other foreign jurisdictions for the following marks: "People's Liberation", "William Rast", "Dirty Wear", "DW" and "Adept." Versatile and Bella Rose will continue to expand their brand names and their proprietary trademarks and designs worldwide.

         GOVERNMENT REGULATION AND SUPERVISION

         Versatile and Bella Rose benefit from certain international treaties and regulations, such as the North American Free Trade Agreement (NAFTA), which allows for the duty and quota free entry into the United States of certain qualifying merchandise. International trade agreements and embargoes by entities such as the World Trade Organization also can affect their business, although their impact has historically been favorable as it relates to Versatile and Bella Rose.

         Versatile and Bella Rose have implemented various programs and procedures, including unannounced inspections, to ensure that all of the apparel manufacturers with whom they contract fully comply with employment and safety laws and regulations governing their place of operation.

         RESEARCH AND DEVELOPMENT

         Mr. Guez, along with a team of designers, is responsible for the design and development of Versatile's and Bella Rose's product lines. We do not currently have a formal research and development effort.

         PRINCIPAL EXECUTIVE OFFICES

         The principal executive offices of Versatile and Bella Rose, and the principal executive offices of Century following the Closing, are located at 150
W. Jefferson Blvd., Los Angeles, California 90007. The telephone number of Versatile and Bella Rose, and the telephone number of Century following the Closing, is (213) 745-2123.

         FILING STATUS

         We file reports with the Securities and Exchange Commission the ("SEC"). You can read and copy any materials we file with the Commission at its' Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of Versatile for the fiscal years ended December 31, 2004 and 2003. The following discussion also summarizes the significant factors affecting the combined operating results, financial condition and liquidity and cash flows of Versatile and Bella Rose for the nine-month periods ended September 30, 2005 and 2004. Since Bella Rose was formed in May 2005, the combined operating results for the nine-month period ended September 30, 2004 only reflect the operations of Versatile. The discussion and analysis that follows should be read together with the Financial Statements of Versatile, the Combined Financial Statements of Versatile and Bella Rose and the notes to the Financial Statements and Combined Financial Statements included elsewhere in this Form 8-K. Except for historical information, the matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

OVERVIEW

         Versatile designs, develops, markets and distributes high-end fashion jeans, knits and other apparel under the brand name "People's Liberation." Versatile currently sells its products directly to department stores and boutiques and through a distribution arrangement in Japan. Versatile was established in April 2001 and commenced operations of its People's Liberation business in July 2004. Versatile began shipping its products in the fourth quarter of 2004. Prior to July 2004, Versatile received commission and other income from various consulting arrangements provided by Daniel Guez.

         Bella Rose designs, develops, markets and distributes high fashion jeans, casual wear and other apparel under the brand name "William Rast." The William Rast clothing line is a joint-venture between Bella Rose and Justin Timberlake. Under an apparel brand agreement with an entity owned in part by Justin Timberlake, Bella Rose has the exclusive rights to manufacture clothing and accessories under the William Rast tradename. Bella Rose was established in May 2005 and commenced operations of its William Rast business at that time. Bella Rose began shipping its products under the William Rast brand name in the fourth quarter of 2005.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to our valuation of inventory and our allowance for uncollectable recourse factored accounts receivable and chargebacks. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our combined financial statements:

         o Inventories are evaluated on a continual basis and reserve adjustments are made based on management's estimate of future sales value, if any, of specific inventory items. Reserve adjustments are made for the difference between the cost of the inventory and the estimated market value, if lower, and charged to operations in the period in which the facts that give rise to the adjustments become known.

         o Factored accounts receivable balances with recourse and chargeback receivables are evaluated on a continual basis and allowances are provided for potentially uncollectible accounts based on management's estimate of the collectibility of customer accounts. If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required. Allowance adjustments are charged to operations in the period in which the facts that give rise to the adjustments become known.

         o Intangible assets are evaluated on a continual basis and impairment adjustments are made based on management's valuation of intangible assets with indefinite lives and the reassessment of the useful lives related to other intangible assets with definite useful lives. Impairment adjustments are made for the difference between the carrying value of the intangible asset and the estimated valuation and charged to operations in the period in which the facts that give rise to the adjustments become known.

         o Sales are recorded at the time of shipment, at which point title transfers to the customer, and when collection is reasonably assured.

         o We may record a valuation allowance to reduce our deferred tax assets to an amount that we believe is more likely than not to be realized. We consider estimated future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance. If we determine that we may not realize all or part of our deferred tax assets in the future, we will make an adjustment to the carrying value of the deferred tax asset, which would be reflected as an income tax expense. Conversely, if we determine that we will realize a deferred tax asset, which currently has a valuation allowance, we would be required to reverse the valuation allowance, which would be reflected as an income tax benefit.


VERSATILE'S RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

         The following table sets forth for the years indicated selected statements of operations data shown as a percentage of net sales for Versatile:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                          --------------------
                                                           2004           2003
                                                          -----          -----
Net sales ........................................        100.0 %        100.0 %
Cost of goods sold ...............................         63.0           --
                                                          -----          -----
Gross profit .....................................         37.0          100.0
Selling expenses .................................         46.1           64.5
General and administrative expenses ..............        151.6          120.9
                                                          -----          -----
Operating loss ...................................       (160.7)%        (85.4)%
                                                          =====          =====

         Net sales increased approximately $147,000 (or 864.7%) to $164,000 for the year ended December 31, 2004 from $17,000 for the year ended December 31, 2003. The increase in net sales for the year ended December 31, 2004 was due to the launch of the People's Liberation apparel line. Versatile commenced operations of its People's Liberation business in July 2004 and began shipping its products in the fourth quarter of 2004. For the year ended December 31, 2003, net sales represented commission and other income from various consulting arrangements provided by Daniel Guez. We expect sales of the People's Liberation line to increase significantly during the year ending December 31, 2005.

         Gross profit increased approximately $44,000 (or 258.8%) to $61,000 for the year ended December 31, 2004 from $17,000 for the year ended December 31, 2003. Versatile's gross margin as a percentage of net sales for the year ended December 31, 2004 was 37%. We anticipate that we will continue to experience higher levels of gross margin as we streamline our manufacturing processes and seek out manufacturers, suppliers and other vendors with competitive pricing for quality products and services.

         Selling expense increased approximately $64,000 (or 581.8%) to $75,000 for the year ended December 31, 2004 from $11,000 for the year ended December 31, 2003. Selling expense for the year ended December 31, 2004 primarily related to tradeshow, sales commissions, travel and showroom expenses. We expect to continue to incur these selling expenses and additional expenses related to marketing and promotion as we continue to promote the People's Liberation brand. Selling expense for the year ended December 31, 2003 primarily related to travel and showroom expenses.

         General and administrative expenses increased approximately $228,000 (or 1,085.7%) to $249,000 for the year ended December 31, 2004 from $21,000 for the year ended December 31, 2003. General and administrative expenses for the year ended December 31, 2004 primarily related to salaries, design and sample costs, professional fees and facility costs. We expect to continue to increase our general and administrative expenses at a rate that is consistent with our sales growth. General and administrative expenses for the year ended December 31, 2003 primarily related to professional fees and administrative costs.

         Interest expense was $1,000 for the year ended December 31, 2004 and $0 for the year ended December 31, 2003. Under our factoring arrangement we entered into in October 2004, we may borrow up to 85% on our factored accounts receivable. Outstanding borrowings under our factoring arrangement amounted to approximately $40,000 at December 31, 2004.

         The provision for income taxes amounted to $800 for the years ended December 31, 2004 and 2003. At December 31, 2004, Versatile was a Sub-Chapter S Corporation and taxes were payable individually by each shareholder. Versatile was subject to the California minimum tax of $800 or was taxed at the rate of 1.5% of net income, whichever was higher. Effective as of June 1, 2005, Versatile's Sub-Chapter S status was terminated and Versatile became a C Corporation for tax purposes.

         Net loss was $272,000 for the year ended December 31, 2004, as compared to $15,000 for the year ended December 31, 2003, due primarily to selling and general administrative expenses incurred to promote the People's Liberation brand, as discussed above.

COMBINED RESULTS OF OPERATIONS OF VERSATILE AND BELLA ROSE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

         The following table sets forth for the period indicated selected statement of operations data shown as a percentage of net sales for the combined operations of Versatile and Bella Rose. For the nine months ended September 30, 2004, the companies did not have any sales.

                                                                   NINE MONTHS
                                                                   SEPTEMBER 30,
                                                                   -------------
                                                                       2005
                                                                    ---------
Net sales .................................................            100.0%
Cost of goods sold ........................................             57.2
                                                                    --------
Gross profit ..............................................             42.8
Selling expenses ..........................................             20.5
General and administrative expenses .......................             26.5
                                                                    --------
Operating (loss) income ...................................              4.2%
                                                                    ========

         Net sales were $2,934,000 for the nine months ended September 30, 2005 and $0 for the nine months ended September 30, 2004. The increase in net sales for the nine months ended September 30, 2005 was due to the launch of the People's Liberation apparel line. Versatile commenced operations of its People's Liberation business in July 2004 and its first shipments occurred in the fourth quarter of 2004. Bella Rose began shipping apparel products under the William Rast tradename in October 2005.

         Gross profit was $1,256,000 for the nine months ended September 30, 2005 and $0 for the nine months ended September 30, 2004. The company's gross margin as a percentage of net sales for the nine months ended September 30, 2005 was 42.8%. We anticipate that we will continue to experience higher levels of gross margin as we streamline our manufacturing processes and seek out manufacturers, suppliers and other vendors with competitive pricing for quality products and services.

         Selling expense increased approximately $576,000 (or 2400.0%) to $600,000 for the nine months ended September 30, 2005 from $24,000 for the nine months ended September 30, 2004. Selling expenses for the nine months ended September 30, 2005 primarily related to tradeshow, sales commissions, travel, marketing and promotion and showroom expenses for the promotion of the People's Liberation and William Rast apparel lines. We expect to continue to increase our selling expenses as we continue to promote the People's Liberation and William Rast apparel lines. Selling expense for the nine months ended September 30, 2004 primarily related to travel and showroom expenses incurred to promote our People's Liberation products.

         General and administrative expenses increased approximately $672,000 (or 628.0%) to $779,000 for the nine months ended September 30, 2005 from $107,000 for the nine months ended September 30, 2004. General and administrative expenses for the nine months ended September 30, 2005 primarily related to salaries, design and sample costs, professional fees, administrative and facility costs to support our People's Liberation and William Rast product lines. We expect to continue to increase our general and administrative expenses at a rate that is consistent with our sales growth. General and administrative expenses for the nine months ended September 30, 2004 primarily related to professional fees, and administrative and facility costs to support our People's Liberation product line.

         Interest expense was $25,000 for the nine months ended September 30, 2005 and $0 for the nine months ended September 30, 2004. Under our factoring arrangement we entered into in October 2004, we may borrow up to 85% on our factored accounts receivable. Outstanding borrowings under our factoring arrangement amounted to approximately $656,000 and $0 at September 30, 2005 and 2004.

         The provision for income taxes amounted to $108,000 for the nine months ended September 30, 2005 and $800 for the nine months ended September 30, 2004. Through May 31, 2005, Versatile was a Sub-Chapter S Corporation and taxes were payable individually by its shareholders. As a Sub-Chapter S Corporation, Versatile was subject to California minimum tax of $800 or taxed at the rate of 1.5% of net income, whichever was higher. On June 1, 2005, Versatile's Sub-Chapter S status was terminated and Versatile became a C Corporation for tax purposes. The provision for income taxes of $108,000 for the nine months ended September 30, 2005 was calculated based on Versatile's net income using Federal and state tax rates applicable to C Corporations. Bella Rose is a limited liability company. Bella Rose is subject to California minimum tax of $800 and a fee based on total annual revenue.

         Net loss was $256,000 for the nine months ended September 30, 2005, as compared to $131,000 for the nine months ended September 30, 2004. The increase in net loss was primarily due to net sales of $2.9 million during the period, off set by increases in selling and general administrative expenses incurred to promote the People's Liberation and William Rast apparel lines and income taxes applicable to the C Corporation, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents increased to $2,000 at December 31, 2004 from $1,000 at December 31, 2003. The increase resulted from approximately $208,000 of cash used by operating activities, $42,000 of cash used in investing activities, offset by $251,000 of cash provided by financing activities.

         Net cash used in operating activities was approximately $208,000 and $15,000 for the years ended December 31, 2004 and 2003, respectively. Cash used in operating activities for the year ended December 31, 2004 resulted primarily from a net loss of approximately $272,000 and increased receivables and inventories, offset by increased accounts payable and accrued expenses. Cash used by operating activities for the year ended December 31, 2003 resulted from a net loss of approximately $15,000.

         Net cash used in investing activities was approximately $42,000 and $0 for the years ended December 31, 2004 and 2003, respectively. Net cash used in investing activities for the year ended December 31, 2004 consisted of capital expenditures primarily for office equipment and machinery and equipment.

         Net cash provided by financing activities was approximately $251,000 and $11,000 for the years ended December 31, 2004 and 2003, respectively. Net cash provided by financing activities for the year ended December 31, 2004 reflects proceeds from a loan payable, offset by the repayment of advances from a stockholder. Net cash provided by financing activities for the year ended December 31, 2003 reflects cash advances from a shareholder.

         Cash and cash equivalents remained consistent at $2,000 at September 30, 2005 and 2004. This resulted from approximately $40,000 of cash provided by operating activities, $122,000 of cash used in investing activities, and $81,000 of cash provided by financing activities.

         Net cash provided by operating activities was approximately $40,000 for the nine months ended September 30, 2005 and net cash used in operating activities was $96,000 for the nine months ended September 30, 2004. Cash provided by operating activities for nine months ended September 30, 2005 resulted primarily from a net loss of approximately $256,000 and increased receivables and inventories, offset by increased accounts payable and accrued expenses and income taxes payable. Cash used by operating activities for the nine months ended September 30, 2004 resulted from a net loss of approximately $131,000 and an increase in inventories, offset by increased accounts payable and accrued expenses.

         Net cash used in investing activities was approximately $122,000 and $25,000 for the nine months ended September 30, 2005 and 2004, respectively. Net cash used in investing activities for the nine months ended September 30, 2005 consisted of capital expenditures primarily for computer software, office equipment and machinery and equipment and trademark costs. Net cash used in investing activities for the nine months ended September 30, 2004 consisted of capital expenditures primarily for office equipment and machinery and equipment.

         Net cash provided by financing activities was approximately $81,000 and $123,000 for nine months ended September 30, 2005 and 2004, respectively. Net cash provided by financing activities for the nine months ended September 30, 2005 reflects proceeds from a note payable from a related party. Net cash provided by financing activities for the nine months ended September 30, 2004 reflects proceeds from a loan payable, offset by the repayment of cash advances from a shareholder.

         We currently satisfy our working capital requirements primarily through cash flows generated from operations, borrowings under our factor arrangement, borrowings from a related party and the sales of equity securities. Immediately following the Closing of the Exchange, we received gross proceeds of approximately $7.8 million in a private placement transaction (the "Capital Raise") with institutional investors and other high net worth individuals ("Investors"). Pursuant to Subscription Agreements entered into with these Investors, we sold 578,125.58 shares of Preferred Stock at a price per share of $13.5135. Each share of Preferred Stock will be convertible into 100 shares of our common stock. After commissions and expenses, we received net proceeds of approximately $7.2 million in the Capital Raise.

         In connection with the issuance of the Preferred Stock to the Investors, the Company issued warrants to the Investors to purchase an aggregate of 23,125,000 shares of common stock on a pre-reverse split basis, of the Company. The warrants have an exercise price of $0.216 per share, subject to adjustments. In conjunction with the Capital Raise, we also issued warrants to purchase an aggregate of 5,781,250 shares of our common stock on a pre-reverse split basis at an exercise price of $0. 135 per share to Sanders Morris Harris, Inc., the placement agent, and its employees, Dean Oakey and Jonah Sulak. The warrants are fully vested, and have a term of 5 years.

         Pursuant to the terms of a factoring agreement, the factor purchases our eligible accounts receivable and assumes the credit risk with respect to those accounts for which the factor has given its prior approval. If the factor does not assume the credit risk for a receivable, the collection risk associated with the receivable remains with us. We pay a fixed commission rate and may borrow up to 85% of eligible accounts receivable. Interest is charged at prime plus 1%. As of September 30, 2005, December 31, 2004 and 2003, total factored accounts receivable included in due from factor amounted to approximately $785,000, $68,000 and $0, respectively. Outstanding advances as of September 30, 2005 and December 31, 2004 and 2003 amounted to approximately $656,000, $40,000 and $0, respectively, and are included in the due from factor balance.

         We believe that our existing cash and cash equivalents and anticipated cash flows from our operating activities and available financing will be sufficient to fund our minimum working capital and capital expenditure needs for at least the next twelve months. The extent of our future capital requirements will depend on many factors, including our results of operations and future demand for our products. If our cash from operations is less than anticipated or our working capital requirements and capital expenditures are greater than we expect, we may need to raise additional debt or equity financing in order to provide for our operations. We are continually evaluating various financing strategies to be used to expand our business and fund future growth. There can be no assurance that additional debt or equity financing will be available on acceptable terms or at all.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

         The following summarizes our contractual obligations at September 30, 2005 and the effects such obligations are expected to have on liquidity and cash flow in future periods:

                                                           Payments Due by Period
                                  ----------------------------------------------------------------------
                                                   Less than         1-3           4-5          After
   Contractual Obligations           Total          1 Year         Years         Years        5 Years
-------------------------------   -------------  -------------  ------------   -----------   -----------
Note payable to related party     $     75,000   $     75,000   $         -    $        -    $        -
Operating leases                  $    845,460   $    281,820   $   563,640    $        -    $        -
Advances from Factor              $    656,000   $    656,000   $         -    $        -    $        -
Total                             $  1,576,460   $  1,012,820   $   563,640    $        -    $        -
--------------------------------------------------------------------------------------------------------

         At September 30, 2005 and December 31, 2004 and 2003, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

         Factored accounts receivable may subject the companies to off-balance sheet risk. The companies sell the majority of their trade accounts receivable to a factor and are contingently liable to the factor for merchandise disputes and other customer claims.

RISK FACTORS

YOU  SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND  ALL  OTHER
INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF CENTURY'S COMMON STOCK. INVESTING IN CENTURY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, VERSATILE'S AND/OR BELLA ROSE'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF CENTURY'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE CENTURY'S COMMON STOCK.

         RISKS RELATED TO THE BUSINESSES OF VERSATILE AND BELLA ROSE

VERSATILE AND BELLA ROSE EACH HAVE A LIMITED OPERATING HISTORY AND HAVE EXPERIENCED OPERATING LOSSES MAKING IT DIFFICULT TO EVALUATE WHETHER THEY WILL OPERATE PROFITABLY.

         Versatile was established in April 2001 and commenced operations of its People's Liberation business in July 2004. Versatile began shipping its products in the fourth quarter of 2004. Prior to July 2004, Versatile received commission and other income from various consulting arrangements provided by Daniel Guez. Bella Rose was formed in May of 2005, to design, develop, manufacture, market, distribute and sell high end fashion jeans, casual wear, and other apparel under the brand name "William Rast." Because both companies only recently commenced their principal operations, neither company has a meaningful historical record of sales and revenues nor an established business track record. While management believes that each company has the opportunity to be successful in the high end fashion jean market, there can be no assurance that Versatile or Bella Rose will be successful in accomplishing their business initiatives, or that they will be able to achieve any significant levels of revenues or net income, from the sale of their products.

         Unanticipated problems, expenses and delays are frequently encountered in increasing production and sales and developing new products, especially in the current stages of Versatile's and Bella Rose's businesses. Versatile's and Bella Rose's ability to continue to successfully develop, produce and sell their products and to generate significant operating revenues will depend on their ability to, among other matters:

         - successfully market, distribute and sell their products or enter into agreements with third parties to perform these functions on their behalf; and

         - obtain the financing required to implement their business plan.

         Given the limited operating history, lack of long-term sales history and other sources of revenue for both companies, there can be no assurance that they will be able to achieve any of their goals and develop a sufficiently large customer base to be profitable.

VERSATILE AND BELLA ROSE MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE.

         Versatile and Bella Rose may not be able to fund their future growth or react to competitive pressures if they lack sufficient funds. Currently, management believes Versatile and Bella Rose have sufficient cash on hand and cash available after the completion of the Capital Raise and through its factor to fund existing operations for the foreseeable future. However, in the future, Versatile and Bella Rose may need to raise additional funds through equity or debt financings or collaborative relationships, including in the event that they lose their relationship with their factor. This additional funding may not be available or, if available, it may not be available on economically reasonable terms. In addition, any additional funding may result in significant dilution to existing shareholders. If adequate funds are not available, the companies may be required to curtail their operations or obtain funds through collaborative partners that may require them to release material rights to their products.

FAILURE TO MANAGE THE GROWTH AND EXPANSION OF VERSATILE AND BELLA ROSE COULD IMPAIR THEIR BUSINESS.

         Management believes that Versatile and Bella Rose are poised for significant growth in the remainder of 2005 and in 2006. No assurance can be given that the companies will be successful in maintaining or increasing their sales in the future. Any future growth in sales will require additional working capital and may place a significant strain on the management of the companies, management information systems, inventory management, sourcing capability, distribution facilities and receivables management. Any disruption in the companies' order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, retailers generally can cancel orders or refuse to accept goods due to late shipment. Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs and a further burden on the distribution facilities of each company.

THE OPERATING RESULTS OF VERSATILE AND BELLA ROSE MAY FLUCTUATE SIGNIFICANTLY.

         Management expects that Versatile and Bella Rose will experience substantial variations in their net sales and operating results from quarter to quarter. Versatile and Bella Rose believe that the factors which influence this variability of quarterly results include:

         -        the timing of their introduction of new product lines;

         -        the level of consumer acceptance of each new product line;

         - general economic and industry conditions that affect consumer spending and retailer purchasing;

         -        the availability of manufacturing capacity;

         -        the seasonality of the markets in which they participate;

         - the timing of trade shows; - the product mix of customer orders;

         - the timing of the placement or cancellation of customer orders;

         -        transportation delays;

         -        quotas and other regulatory matters;

         -        the occurrence of charge backs in excess of reserves; and

         - the timing of expenditures in anticipation of increased sales and actions of competitors.

         As a result of fluctuations in Versatile's and Bella Rose's revenue and operating expenses that may occur, management believes that period-to-period comparisons of the companies' results of operations are not a good indication of its future performance. It is possible that in some future quarter or quarters, the operating results of the businesses will be below the expectations of securities analysts or investors. In that case, Century's stock price could fluctuate significantly or decline.

THE FINANCIAL CONDITION OF VERSATILE'S AND BELLA ROSE'S CUSTOMERS COULD AFFECT THEIR RESULTS OF OPERATIONS.

         Certain retailers, including some of Versatile's and Bella Rose's customers, have experienced in the past, and may experience in the future, financial difficulties, which increase the risk of extending credit to such retailers and the risk that financial failure will eliminate a customer entirely. These retailers have attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that Versatile or Bella Rose will remain a preferred vendor for their existing customers. A decrease in business from or loss of a major customer, such as the customer that accounted for 16.3% of Versatile's net sales for the nine months ended September 30, 2005, could have a material adverse effect on the results of operations of the companies. There can be no assurance that the factor will approve the extension of credit to certain retail customers in the future. If a customer's credit is not approved by the factor or sales to a customer exceed the factor's imposed limits, the companies could assume the collection risk on sales to the customer.

THE BUSINESSES OF VERSATILE AND BELLA ROSE ARE SUBJECT TO RISKS ASSOCIATED WITH IMPORTING PRODUCTS.

         A portion of Versatile's and Bella Rose's import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements. In addition, the countries in which their products are imported may from time to time impose additional new duties, tariffs or other restrictions on their imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or the companies' suppliers' failure to comply with customs or similar laws, could harm their businesses. Versatile and Bella Rose cannot assure that future trade agreements will not provide their competitors with an advantage over them, or increase their costs, either of which could have an adverse effect on the business and financial condition of the companies.

         The operations of Versatile and Bella Rose are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit the businesses of Versatile and Bella Rose by reducing or eliminating the duties assessed on products or other materials manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect the businesses of Versatile and Bella Rose, such as limiting the countries from which Versatile and Bella Rose can purchase raw materials and setting duties or restrictions on products that may be imported into the United States from a particular country.

         The ability of Versatile and Bella Rose to import raw materials in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes. These problems could require Versatile and Bella Rose to locate alternative ports or warehousing providers to avoid disruption to their customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on the business and financial condition of the companies.

VERSATILE'S AND BELLA ROSE'S DEPENDENCE ON INDEPENDENT MANUFACTURERS AND SUPPLIERS OF RAW MATERIALS REDUCES THEIR ABILITY TO CONTROL THE MANUFACTURING PROCESS, WHICH COULD HARM THEIR SALES, REPUTATION AND OVERALL PROFITABILITY.

         Versatile and Bella Rose depend on independent contract manufacturers and suppliers of raw materials to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortage, continuing cost pressures and increased demands for product innovation and speed-to-market. This dependence could subject the companies to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to Versatile and Bella Rose in a timely manner or failure to meet the required quality standards could cause them to miss the delivery date requirements of their customers. The failure to make timely deliveries may cause Versatile's and Bella Rose's customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm their sales, reputations and overall profitability.

         For the nine months ended September 30, three contractors accounted for 37.9%, 33.2%, and 19.1% of the companies' purchases. Versatile and Bella Rose do not have long-term contracts with any of their independent contractors, and any of these contractors may unilaterally terminate their relationship with them at any time. While management believes that there exists an adequate supply of contractors to provide products and services to the companies, to the extent Versatile and Bella Rose are not able to secure or maintain relationships with independent contractors that are able to fulfill their requirements, their businesses would be harmed.

         Versatile and Bella Rose have initiated standards for their suppliers, and monitor their independent contractors' compliance with applicable labor laws, but they do not control their contractors or their labor practices. The violation of federal, state or foreign labor laws by one of Versatile's or Bella Rose's contractors could result in the companies being subject to fines and their goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, Versatile and Bella Rose have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on their businesses, and they are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future the companies will not be subject to sanctions as a result of violations of applicable labor laws by their contractors, or that such sanctions will not have a material adverse effect on their businesses and results of operations.

VERSATILE  AND  BELLA  ROSE  MAY  NOT  BE  ABLE  TO  ADEQUATELY   PROTECT  THEIR
INTELLECTUAL PROPERTY RIGHTS.

         The loss of or inability to enforce the trademarks "William Rast" and "People's Liberation" and their other proprietary designs, know-how and trade secrets could adversely affect the businesses of Versatile and Bella Rose. If any third party copies or otherwise gains access to their trademarks or other proprietary rights, or develops similar products independently, it may be costly to enforce Versatile's and Bella Rose's rights and the companies would not be able to compete as effectively. Additionally, the laws of foreign countries may provide inadequate protection of intellectual property rights, making it difficult to enforce such rights in those countries.

         Versatile and Bella Rose may need to bring legal claims to enforce or protect their intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights Versatile and Bella Rose have secured in their intellectual property, third parties may bring claims against either Versatile or Bella Rose alleging that they have infringed on their intellectual property rights or that the intellectual property rights of Versatile or Bella Rose are not valid. Any claims against Versatile or Bella Rose, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on the businesses of Versatile and Bella Rose.

THE LOSS OF DANIEL GUEZ OR OTHER SIGNIFICANT MANAGEMENT PERSONNEL WOULD HAVE AN ADVERSE EFFECT ON VERSATILE'S AND BELLA ROSE'S FUTURE DEVELOPMENT AND COULD SIGNIFICANTLY IMPAIR THEIR ABILITY TO ACHIEVE THEIR BUSINESS OBJECTIVES.

         Versatile's and Bella Rose's success is largely dependent upon the expertise and knowledge of Century's new Chief Executive Officer, President and Secretary, Daniel Guez, and other significant management personnel, and their ability to continue to hire and retain other key personnel. The loss of Mr. Guez, or any of Versatile's and Bella Rose's other key management personnel, could have a material adverse effect on their business, development, financial condition, and operating results. Neither Versatile nor Bella Rose maintain "key person" life insurance on any of their management, including Mr. Guez.

THE  REQUIREMENTS  OF  THE  SARBANES-OXLEY   ACT,  INCLUDING  SECTION  404,  ARE
BURDENSOME, AND OUR FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND STOCK PRICE.

         Except with respect to the adoption of our Code of Ethics and our compliance with certain requirements specifically applicable to our Annual Report on Form 10-KSB and our other periodic reports, our management has not commenced any specific procedures to comply with the requirements of the Sarbanes Oxley Act of 2002, including specifically, the process necessary to implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to assess the effectiveness of our internal controls over financial reporting and include an assertion in our annual report as to the effectiveness of our controls. Beginning with our Annual Report on Form 10-KSB for the year ended December 31, 2007, unless otherwise amended by the Securities and Exchange Commission, our independent registered accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal controls over financial reporting as of December 31, 2007. Because of our management's lack of resources, and our limited operations, we have not commenced the process of preparing the system and process documentation, performing an evaluation of our internal controls required for our management to make this assessment and for the auditors to provide their attestation report, and accordingly, have not begun testing of the effectiveness of these internal controls. We expect that this process will require significant amounts of management time and resources, as well as higher expenses in the form of higher audit and review fees, higher legal fees and higher internal costs to document, test and potentially remediate internal controls. Accordingly, with respect to Section 404 in particular, there exists a significant risk that we will not be able to meet all the requirements of
Section 404 by the end of fiscal year 2007, when we are required to report on our internal controls and provide our auditor's opinion thereon. Additionally, even in the event we attempt to comply with Section 404, in the course of evaluation and testing, management may identify deficiencies that will need to be addressed and remediated, which could potentially have a material adverse
effect  on  our  stock  price  and  could  result  in   significant   additional
expenditures.

         RISKS RELATED TO THE INDUSTRY OF VERSATILE AND BELLA ROSE

THE SALES OF VERSATILE AND BELLA ROSE ARE HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

         Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of Versatile's and Bella Rose's consumers. Versatile's and Bella Rose's customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the regions in which Versatile and Bella Rose compete, could reduce their sales and adversely affect their businesses and financial condition.

VERSATILE AND BELLA ROSE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND THE SUCCESS OF THEIR BUSINESSES DEPENDS ON CONSUMER SPENDING PATTERNS.

         The apparel industry is highly competitive. Versatile and Bella Rose face a variety of competitive challenges including:

         - anticipating and quickly responding to changing consumer demands;

         - developing innovative, high-quality products in sizes and styles that appeal to consumers;

         - competitively pricing their products and achieving customer perception of value; and

         -        the need to provide strong and effective marketing support.

VERSATILE AND BELLA ROSE MUST SUCCESSFULLY GAUGE FASHION TRENDS AND CHANGING CONSUMER PREFERENCES TO SUCCEED.

         The success of Versatile and Bella Rose are largely dependent upon their ability to gauge the fashion tastes of their customers and to provide merchandise that satisfies retail and customer demand in a timely manner. The apparel business fluctuates according to changes in consumer preferences dictated in part by fashion and season. To the extent the companies misjudge the market for their merchandise, their sales may be adversely affected. The ability of Versatile and Bella Rose to anticipate and effectively respond to changing fashion trends depends in part on their ability to attract and retain key personnel in their design, merchandising and marketing staff. Competition for these personnel is intense, and Versatile and Bella Rose cannot be sure that they will be able to attract and retain a sufficient number of qualified personnel in future periods.

THE BUSINESSES OF VERSATILE AND BELLA ROSE MAY BE SUBJECT TO SEASONAL TRENDS.

         In the experience of the management of Versatile and Bella Rose, operating results in the high end fashion denim industry have been subject to seasonal trends when measured on a quarterly basis. This trend is dependent on numerous factors, including:

         -        the markets in which Versatile and Bella Rose operate;

         -        holiday seasons;

         -        consumer demand;

         -        climate;

         -        economic conditions; and

         - numerous other factors beyond the control of Versatile and Bella Rose.

         RISKS RELATED TO OUR COMMON STOCK

WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Rule 144 or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

         The market price of our common stock is likely to be highly volatile as the stock market in general has been highly volatile.

         Factors that could cause such volatility in our common stock may include, among other things:

         - actual or anticipated fluctuations in our quarterly operating results;

         -        announcements of technological innovations;

         -        changes in financial estimates by securities analysts;

         -        conditions or trends in our industry; and

         -        changes  in  the  market   valuations   of  other   comparable
                  companies.

THE SALE OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, will be subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefor.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stock." Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of our common stock to sell our securities in any market that might develop for them.

         Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE DO NOT FORESEE PAYING DIVIDENDS IN THE NEAR FUTURE.

         We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

OFFICERS AND  DIRECTORS OWN A  SIGNIFICANT  PORTION OF OUR COMMON  STOCK,  WHICH
COULD  LIMIT  OUR  STOCKHOLDERS'   ABILITY  TO  INFLUENCE  THE  OUTCOME  OF  KEY
TRANSACTIONS.

         At the Closing and after the completion of the Capital Raise, our officers and directors and their affiliates owned approximately 47.6% of our outstanding voting shares. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

3.       DESCRIPTION OF PROPERTY

         Versatile leases its office and warehouse space under a lease agreement commencing in October 2005 and expiring in December 2008. The facility is approximately 38,500 sq. ft, and is located in Los Angeles, California. Bella Rose shares the leased premises with Versatile, and the lease expense is split between Bella Rose and Versatile pursuant to a cost allocation arrangement. It is from this facility that Versatile and Bella Rose conduct all of their executive and administrative functions, and ship People's Liberation and William Rast brand products to their customers.

         Versatile and Bella Rose also lease showrooms in both Los Angeles and New York City on a month to month basis. The cost of the showrooms is shared by the two companies and allocated pursuant to the cost allocation arrangement referred to above. Versatile and Bella Rose believe that the facilities utilized by the companies are well maintained, in good operating condition, and adequate to meet their current and foreseeable needs.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The following table sets forth certain information regarding Century's common stock beneficially owned on November 22, 2005, prior to giving effect to the Closing of the Exchange and the Capital Raise, for (i) each stockholder known to be the beneficial owner of 5% or more of Century's outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. On November 22, 2005, immediately prior to the Closing of the Exchange and the Capital Raise, Century had 13,775,021 shares of common stock outstanding.


------------------------------------------ --------------------- ---------------
                                             Number of Shares         Percent
                  Name                      Beneficially Owned       of Stock
------------------------------------------ --------------------- ---------------
Kevin R. Keating                                 500,000 (1)            3.6%
936A Beachland Boulevard, Suite 13, Vero
Beach, Florida 32963
------------------------------------------ --------------------- ---------------
Keating Reverse Merger Fund, LLC,              10,625,287 (2)           77.1%
c/o Timothy J. Keating
5251 DTC Parkway, Suite 1090
Greenwood Village, Colorado 80111
------------------------------------------ --------------------- ---------------
Luca Toscani                                        0 (2)                0%
5251 DTC Parkway, Suite 1090
Greenwood Village, CO 8011
------------------------------------------ --------------------- ---------------
All Executive Officers and Directors as            500,000              3.6%
a group (1 person)
------------------------------------------ --------------------- ---------------

(1) On June 28, 2005, the Company issued Mr. Keating 500,000 shares of its common stock in consideration for services rendered by him, valued at $5,000. Kevin R. Keating is not affiliated with and has no equity interest in Keating Reverse Merger Fund, LLC and disclaims any beneficial interest in the shares of Century's common stock owned by Keating Reverse Merger Fund, LLC.

(2) On February 4, 2005, David L. Hadley ("Hadley") and Natural Technologies, Inc., an Arizona corporation ("NTI") sold to Keating Reverse Merger Fund, L.L.C. ("KRM Fund") an aggregate of 5,625,287 shares of the common stock of Century held collectively by them for $375,000. David L. Hadley at the time was the CEO, President and Chairman of the Company. On June 28, 2005, we issued 5,000,000 restricted common shares in full payment of a $50,000 note payable to KRM Fund. Keating Reverse Merger Fund, LLC is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of Century's common stock owned by Kevin R. Keating. Timothy J. Keating is the majority member of Keating Investments, LLC, the managing member of KRM Fund, and in such capacity, exercises voting and investment control over the shares of the Company's common stock owned by KRM Fund. Luca Toscani is a minority member of Keating

         Investments, LLC, the managing member of KRM Fund, and does not have voting or investment control over the shares of the Company's common stock owned by KRM Fund.

The following table sets forth certain information regarding Century's common stock beneficially owned on November 23, 2005, after giving effect to the Closing of the Exchange and the Capital Raise, for (i) each stockholder known to be the beneficial owner of 5% or more of Century's outstanding common stock,
(ii) each executive officer and director, and (iii) all executive officers and directors as a group, on an approximated pre- and post- Reverse Split basis. Unless otherwise indicated, each person in the table has sole voting and investment power with respect to the shares shown. The table assumes a total of 317,598,213 and 34,334,942 shares of Century's common stock outstanding as of November 23, 2005, on a pre- and post- Reverse Split basis, respectively, and on an as-converted basis.

--------------------------------------------------------------------------------------------------------
                                         AMOUNT OF BENEFICIAL     AMOUNT OF BENEFICIAL      PERCENT OF
                                               OWNERSHIP               OWNERSHIP            BENEFICIAL
       NAME OF BENEFICIAL OWNER           (PRE-REVERSE SPLIT)    (POST-REVERSE SPLIT)       OWNERSHIP
--------------------------------------------------------------------------------------------------------
Daniel Guez (1), (2), (3), (4)                135,751,946             14,675,887               42.7

--------------------------------------------------------------------------------------------------------
                                                1,156,796                125,060                0.4
Darryn Barber (1), (2)
--------------------------------------------------------------------------------------------------------
                                                6,182,534                668,383                1.8
Dean Oakey (2), (5)
5939 Kanan Dume Rd.
Malibu, CA 90265
--------------------------------------------------------------------------------------------------------
                                               77,529,430              8,381,560               24.4
Colin Dyne (2)
6205 Busch Drive
Malibu, CA 90265
--------------------------------------------------------------------------------------------------------
Kevin R. Keating (2), (6)                         500,000                 54,055                  *
936A Beachland Boulevard, Suite 13
Vero Beach, Florida 32963
--------------------------------------------------------------------------------------------------------
Keating Reverse Merger Fund, LLC (2), (7)      10,625,287              1,148,679                3.3
5251 DTC Parkway, Suite 1090
Greenwood Village, Colorado 80111

--------------------------------------------------------------------------------------------------------
All Executive Officers and Directors
   as a group                                 143,591,276             15,523,385               44.8
--------------------------------------------------------------------------------------------------------

(1) Address is c/o Versatile Entertainment, Inc., 150 West Jefferson Boulevard, Los Angeles, California 90007.

(2) The beneficial ownership of Century's common stock is based on the holder's respective ownership of Century's Series A Convertible Preferred Stock, on an as-converted basis after the Capital Raise. Each share of Series A Convertible Preferred Stock is convertible into 100 shares of Century's common stock on a pre-Reverse Split basis. The shares of Series A Convertible Preferred Stock will immediately and automatically be converted into shares of Century's common stock upon the approval by a majority of Century's stockholders (voting together on an as-converted-to-common-stock basis), following the Closing of a 1 for 9.25 reverse stock split of Century's outstanding common stock.

(3) Effective as of the Closing, Keating Reverse Merger Fund, LLC ("KRM Fund"), Colin Dyne and Daniel Guez have agreed to vote their shares of Century's common stock to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Century's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Daniel Guez from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, the adoption of a stock incentive plan, and a corporate name change (collectively, the "Actions").

(4)      Includes   10,175,000  and  1,100,000  shares  of  common  stock  on  a pre-reverse split and post-reverse split basis, respectively, held by Daniel S. Guez as Custodian for Isabella Guez UTMA of CA.

(5) Includes 2,576,125 and 278,500 shares of common stock on a pre-reverse split and post-reverse split basis, respectively, that may be acquired upon exercise of warrants which are presently exercisable.

(6) Kevin R. Keating is not affiliated with and has no equity interest in Keating Reverse Merger Fund, LLC ("KRM Fund") and disclaims any beneficial interest in the shares of Century's Common Stock owned by KRM Fund.

(7) KRM Fund is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of Century's Common Stock owned by Kevin R. Keating. Timothy J. Keating is the majority member of Keating Investments, LLC, the managing member of KRM Fund, and in such capacity, exercises voting and investment control over the shares of Century's common stock owned by KRM Fund.

5.       DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Effective as of the Closing, Kevin R. Keating resigned as the President, Treasurer, and Secretary, and the following officers were appointed by the newly constituted Board of Directors:

--------------------- --------- ------------------------------------------------
         NAME            AGE                       POSITION
--------------------- --------- ------------------------------------------------
Daniel Guez               28    Chief Executive Officer, President and Secretary
--------------------- --------- ------------------------------------------------
Darryn Barber             30    Chief Financial Officer
--------------------- --------- ------------------------------------------------

         Effective as of the Closing of the Exchange, Mr. Guez became the Chief Executive Officer, President and Secretary of Century. Mr. Guez is also the President, Secretary, and Chief Financial Officer of Versatile Entertainment, Inc. which designs, develops, markets and distributes high fashion jeans, knits and other apparel under the brand name "People's Liberation." Versatile was established in April 2001 and commenced operations of its People's Liberation business in July 2004. Prior to the Closing, Mr. Guez was the majority member of Bella Rose, LLC, which designs, develops, markets and distributes high fashion jeans, casual wear and other apparel under the brand name "William Rast." Bella Rose was established in May 2005. Prior to July 2004, Mr. Guez managed several private label divisions of Innovo Group, Inc. and Azteca Production International, Inc., Los Angeles based manufacturers of denim apparel. Mr. Guez started his career in the apparel industry in 1995.

         Also effective as of the Closing, Mr. Barber became Chief Financial Officer of Century. Prior to joining Century, Mr. Barber spent five years as a senior associate at Europlay Capital Advisors, LLC and its affiliates. Mr. Barber has been successful in evaluating, developing, and operating businesses in the entertainment and technology fields. Mr. Barber has been responsible for preparing business models, financial planning, evaluating and valuing businesses, providing corporate and strategic advice and preparing businesses for strategic transactions. Mr. Barber brings over 10 years experience in owning and operating businesses. Prior to Europlay Capital Advisors, Mr. Barber was Director of Operations of Trademark Cosmetics, a private label cosmetic manufacturing company. Mr. Barber earned a MBA from California State University Northridge and a BA in business economics from University of California Santa Barbara.

         None of the newly appointed executive officers have entered into an employment agreement with Century, Versatile or Bella Rose. However, Century contemplates entering into an employment agreement with Darryn Barber.

         Effective as of the Closing of the Exchange, Luca Toscani resigned as a director of Century and the following directors of Century were appointed:

-------------------- --------- -------------------------------------------------
         NAME           AGE                       POSITION
-------------------- --------- -------------------------------------------------
Daniel Guez              28    Chief Executive Officer, President, and Secretary
-------------------- --------- -------------------------------------------------
Dean Oakey               47    Director designated by Mr. Guez
-------------------- --------- -------------------------------------------------
Kevin R. Keating         65    Director of Century prior to the Closing, and
                               designated following the Closing by KRM Fund
-------------------- --------- -------------------------------------------------

         Please see the biography of Mr. Guez set forth above.

         Mr. Oakey became a Director effective as of the Closing. From June 1997 to the present date, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc., an investment banking firm. In this capacity, Mr. Oakey has been responsible for business development and management duties, with a focus on the apparel industry.

         Mr. Keating, a Director of the Company since February 4, 2005, and the former President, Secretary and Treasurer of Century, is an investment executive and for the past nine years has been the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation. Brookstreet is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with Century that terminated effective as of the Closing.

         Additionally, effective as of the Closing, Keating Reverse Merger Fund, LLC ("KRM Fund"), Colin Dyne and Daniel Guez have agreed to vote their shares of Century's common stock to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Century's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Daniel Guez from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, the adoption of a stock incentive plan, and a corporate name change (collectively, the "Actions").

         None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Century except as otherwise described in this report, and no such persons have been involved in any transaction with Century or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), other than with respect to the transactions that have been described in this report or in any prior reports filed by Century with the SEC. Century contemplates issuing options to officers, directors and employees after an option plan is adopted by Century.

         None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

         Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

6.       EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning all compensation paid for services to Versatile by its executive officer in all capacities for the years ended December 31, 2004, 2003 and 2002. No other executive officer received total annual salary and bonus in excess of $100,000 during these periods.


                                                                                 Long Term Compensation
                                                                         --------------------------------------
                                           Annual Compensation                     Awards             Payouts
                                ---------------------------------------- -------------------------- -----------
                                                                                       Securities
        Name                                                Other        Restricted    Underlying
         and                                                Annual          Stock       Options/      LTIP         All Other
      Principal                               Bonus      Compensation     Award(s)      SARs (#)     Payouts     Compensation
      Position          Year    Salary ($)     ($)           ($)             ($)          (2)          ($)            ($)
---------------------- -------- ------------ --------- ----------------- ------------ ------------- ----------- --------------
Daniel Guez             2004      62,308       N/A          52,836           N/A          N/A          N/A            N/A
(Chief Executive
Officer, President
and Secretary of
Versatile)
---------------------- -------- ------------ --------- ----------------- ------------ ------------- ----------- --------------
                        2003        N/A        N/A           N/A             N/A          N/A          N/A            N/A
---------------------- -------- ------------ --------- ----------------- ------------ ------------- ----------- --------------
                        2002        N/A        N/A           N/A             N/A          N/A          N/A            N/A
---------------------- -------- ------------ --------- ----------------- ------------ ------------- ----------- --------------

OPTION GRANTS

         Versatile was formed under the laws of the State of California. During the period from its inception (April 21, 2001) through December 31, 2004, it did not maintain any shareholder option plan. Accordingly, Versatile did not grant options to purchase stock during the period from its inception (April 21, 2001) through December 31, 2004.

EMPLOYMENT CONTRACTS

         Versatile does not have employment agreements with any of its executive officers or key employees. Century does not have employment agreements with any of its newly appointed executive officers. However, Century contemplates entering into an employment agreement with Darryn Barber.

7.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than the transactions described below, since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Versatile or Bella Rose was or will be a party:

         -        in which the amount involved exceeds $60,000; and

         - in which any director, executive officer, shareholder who beneficially owns 5% or more of Century's common stock or any member of their immediate family had or will have a direct or indirect material interest.

         During 2004, Tag-It Pacific, Inc. loaned an aggregate of $293,989 to Versatile which loan was unsecured and due on demand. On May 16, 2005, the then outstanding balance of $300,000 due to Tag-It Pacific, Inc. was repaid with borrowings from an unrelated entity. On May 16, 2005, Colin Dyne, CEO of Tag-It Pacific, Inc., assumed Versatile's obligation to the unrelated entity in exchange for the issuance of 45 shares of Versatile's common stock.

         During the year ended December 31, 2004 and the nine months ended September 30, 2005, Versatile purchased trim products from Tag-It Pacific, Inc., a related entity as of May 16, 2005, amounting to $10,480 and $54,966, respectively.

         A note payable to Paul Guez, Daniel Guez's father, amounting to $75,000 at September, 30, 2005, is unsecured, bears interest at 5% and is due on demand.

         In conjunction with the Capital Raise, we issued warrants to purchase an aggregate of 5,781,250 shares of common stock on a pre-reverse split basis to Sanders Morris Harris, Inc., the placement agent, and its employees Dean Oakey and Jonah Sulak. The warrants are fully vested and have a per share exercise price of $0.135. From June 1997 to the present date, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc.

8.       DESCRIPTION OF SECURITIES

         DESCRIPTION OF CENTURY'S SECURITIES

         We are presently authorized under our Certificate of Incorporation to issue 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Of the 10,000,000 shares of preferred stock authorized, 3,500,000 shares were designated as Series A Convertible Preferred Stock pursuant to a certificate of designations ("Certificate of Designations"), which was approved by Century's board of directors, and filed with and accepted by, the Secretary of State of the State of Delaware prior to the Closing of the Exchange. As of the Closing, and after the completion of the Capital Raise, Century had 13,775,021 shares of common stock issued and outstanding and 3,038,231.92 shares of preferred stock issued and outstanding.

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock. Subject to preferences applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of Century, the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any Preferred Stock. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares. All outstanding shares of Common Stock are fully paid and non-assessable.

         In the event of any liquidation, dissolution or winding up of Century, the assets of Century available for distribution to shareholders will be distributed among the holders of Preferred Stock and the holders of any other class of equity securities of Century, including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Preferred Stock of a di minimus par value amount.

         The holders of Preferred Stock are entitled to dividends in the event that Century pays cash or other dividends in property to holders of outstanding shares of its common stock, which dividends would be made pro rata, on an as-converted-to-common-stock basis.

         The Conversion Rate applicable to the Preferred Stock is subject to adjustment from time to time in the event of any stock dividend, stock split, reverse stock split, reorganization or other corporate event affecting the outstanding capital stock of Century (including the Reverse Split).

         During any period in which the Preferred Stock is outstanding, Century is not permitted to, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preferred Stock, voting as a separate class:

         - create (by reclassification or otherwise) any new class or series of stock having rights, preferences or privileges equal or senior to the Series A Convertible Preferred Stock.

         -        directly   or   indirectly,   alter  or  change  the   rights,
                  preferences   or   privileges  of  the  Series  A  Convertible
                  Preferred Stock.

         - amend Century's Articles of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Convertible Preferred Stock.

         - increase or decrease the authorized number of shares of preferred stock of Century as a whole;

         -        liquidate or wind-up Century; or

         - redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or common stock; provided, however, that this restriction will not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Century or any subsidiary pursuant to agreements under which Century has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

         Upon the occurrence of the Mandatory Conversion, or any other redemption or extinguishment of the Series A Convertible Preferred Stock, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of Century's Certificate of Incorporation.

         Century's Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

         DESCRIPTION OF VERSATILE'S SECURITIES

         Versatile is authorized under its Articles of Organization to issue 100 shares of common stock. Prior to the Closing, 90 shares of Versatile's common stock were issued and outstanding, fully paid, and non-assessable. These shares were exchanged for Preferred Stock of Century in the Exchange. All of these shares are now owned by Century.

         DESCRIPTION OF BELLA ROSE'S SECURITIES

         Bella Rose is a limited liability company and is authorized to issue membership interests. Prior to the Closing of the Exchange, 90% of the membership interests were held by Daniel Guez, and the remaining 10% of the membership interests were held by Fashionistas, LLC. Upon the Closing of the Exchange, all the outstanding membership interests were exchanged for Preferred Stock of Century. Century now owns all the membership interests in Bella Rose.

9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Currently, there is no public trading market for Versatile's common stock, the membership interests in Bella Rose, or Century's Preferred Stock. For information concerning the trading market for Century's common stock, please see "Market for Common Equity and Related Stockholder Matters " in our Annual Report on Form 10-KSB filed at the SEC on November 3, 2005. We have never paid dividends on our common stock. We intend to retain any future earnings for use in our business.

10.      LEGAL PROCEEDINGS

         Neither Versatile nor Bella Rose are currently involved in any legal proceedings that require disclosure in this Current Report on Form 8-K.

11.      CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

         On September 7, 2005, Versatile and Bella Rose engaged Grobstein, Horwath & Co. as the principal accountant to audit the financial statements of the companies. During the two most recent fiscal years and the interim period preceding the engagement of the accountant, Versatile and Bella Rose did not consult with the accountant regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

12.      RECENT SALES OF UNREGISTERED SECURITIES

         ISSUANCE OF SECURITIES BY VERSATILE

         On May 16, 2005, amounts owed to Tag-It Pacific, Inc. from Versatile totaling $300,000 were paid to Tag-It Pacific, Inc. with borrowings from an unrelated entity. On the same date, Colin Dyne entered into an Assignment, Assumption, and Novation Agreement (the "Agreement") among Versatile and the unrelated entity. Pursuant to the Agreement, Versatile assigned and transferred to Mr. Dyne and Mr. Dyne agreed to assume the $300,000 liability owed by Versatile to the unrelated entity in exchange for 45 shares of common stock of Versatile. In addition, pursuant to the terms of the Agreement, the unrelated entity agreed to release Versatile from any and all of its obligations relating to the $300,000 liability, and agreed to pursue payment solely from Mr. Dyne.

         The issuance of the 45 shares of common stock to Mr. Dyne was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. Versatile made this determination based on the representations of Mr. Dyne which included, in pertinent part, that he was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that he was acquiring the common stock for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that he understood that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         ISSUANCE OF SECURITIES BY BELLA ROSE

         On July 15, 2005, an outstanding obligation of $25,000 resulting from consulting services provided to Bella Rose was converted into a 10% membership interest in Bella Rose. The issuance of the membership interest was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. Bella Rose made this determination based on the representations of the creditor which included, in pertinent part, that it was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that it was acquiring the membership interest for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that it understood that the membership interest may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

         ISSUANCE OF SECURITIES BY CENTURY

         The issuance of the Preferred Stock to the Members and Stockholders in the Exchange was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. The issuance of shares of Preferred Stock and warrants to the Investors under the Capital Raise was also exempt from registration under the Securities Act pursuant to Section 4(2). Century made this determination based on the representations of the Stockholders, Members, and Investors which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring the Preferred Stock, and the shares of Century's common stock underlying the Preferred Stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the Preferred Stock, and the shares of Century's common stock underlying the Preferred Stock, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

13.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In accordance with the bylaws of Versatile, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the lifetime of the officer or director. The maximum potential amount of future payments Versatile could be required to make under the indemnification provisions of its bylaws is unlimited.

         The Operating Agreement of Bella Rose dated July 15, 2005, provides that Bella Rose shall indemnify any person for certain events or occurrences by reason of the fact that he, she or it is or was a Member, employee or agent of the Company, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the fullest extent permitted under California law.

         Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

         o any breach of their duty of loyalty to the corporation or its stockholders;

         o        acts  or  omissions   not  in  good  faith  or  which  involve
                  intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         o any transaction from which the director derived an improper personal benefit.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as permitted under Delaware law, Versatile's Bylaws, or Bella Rose's Operating Agreement. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

CLOSING OF EXCHANGE AGREEMENT

         At the Closing of the Exchange Agreement, the Members contributed all of their interests in Bella Rose (the "Interests") to Century. In exchange, Century issued to the Members 492,021.29 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Century ("Preferred Stock"). Following the closing of the exchange transaction ("Closing"), Bella Rose became a wholly-owned subsidiary of Century.

         Also at the Closing, pursuant to the terms of the Exchange Agreement, the Stockholders contributed all of their capital stock of Versatile ("Versatile Shares") to Century. In exchange, Century issued to the Stockholders 1,968,085.05 shares of Preferred Stock. Following the Closing, Versatile became a wholly-owned subsidiary of Century. A total of 2,460,106.34 shares of our Preferred Stock were issued in the Exchange to the Members and the Stockholders, with 80% of the Preferred Stock being issued to the Stockholders and 20% of the Preferred Stock being issued to the Members. Each share of our Preferred Stock will be convertible into 100 shares of our common stock. Accordingly, at the Closing and prior to any adjustment, the Members own 49,202,129 shares of our common stock on an as-converted basis, and the Stockholders own 196,808,505 shares of our common stock on an as-converted basis. Since the Company is presently authorized under its Certificate of Incorporation to issue only 150,000,000 shares of common stock, the Company will undertake a reverse stock split as described above to enable the conversion of the Preferred Stock into common stock.

CAPITAL RAISE

         Immediately following the Closing, Century received gross proceeds of approximately $7.8 million in a private placement transaction (the "Capital Raise") with institutional investors and other high net worth individuals ("Investors"). Pursuant to Subscription Agreements entered into with these Investors, Century sold 578,125.58 shares of Preferred Stock at a price per share of $13.5135. Each share of Preferred Stock will be convertible into 100 shares of Century's common stock. The Company is required to register the common stock underlying the Preferred Stock issued in the Capital Raise with the Securities and Exchange Commission for resale by the Investors. After commissions and expenses, Century received net proceeds of approximately $7.2 million in the Capital Raise.

         In connection with the issuance of the Preferred Stock to the Investors, Century issued warrants to the Investors to purchase an aggregate of 23,125,000 shares of common stock on a pre-reverse split basis, of the Company. The warrants have an exercise price of $0.216 per share, subject to adjustments. In conjunction with the Capital Raise, the Company issued to Sanders Morris Harris, Inc. and its employees, Dean Oakey and Jonah Sulak, warrants to purchase an aggregate of 5,781,250 shares of its common stock on a pre-reverse split basis at an exercise price of $0.135 per share. The warrants are fully vested, and have a term of 5 years.

         Upon completion of the Exchange, and after giving effect to the Capital Raise, the Members, Stockholders and Investors in the aggregate own 3,038,231.92 shares of Century's Preferred Stock, which represents in the aggregate 95.7% of Century's issued and outstanding shares of common stock after giving effect to the conversion of the Preferred Stock into common stock. Century's stockholders immediately prior to the Exchange will own 4.3% of the outstanding common stock (or, 13,775,021 shares of Century's common stock) immediately after completion of these transactions after giving effect to the conversion of the Preferred Stock into common stock.

         The issuance of the shares of Preferred Stock to the Members and the Stockholders in the Exchange was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and such other available exemptions. The issuance of shares of Preferred Stock and the warrants to the Investors under the Capital Raise, and the issuance of the warrants to Sanders Morris Harris, Inc. were completed pursuant to an exemption from registration contained in Regulation D, only to accredited investors. The shares of Preferred Stock and the shares of our common stock underlying the shares of Preferred Stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission ("Commission") or with any state securities commission in respect of the Exchange or the Capital Raise.

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         Under the terms of the Exchange Agreement, all of the outstanding Interests held by the Members of Bella Rose and all of the Versatile Shares owned by the Stockholders of Versatile were exchanged for 2,460,106.34 shares of Preferred Stock. Additionally, we issued 578,125.58 shares of Preferred Stock to the Investors in the Capital Raise. Each share of Preferred Stock will be convertible into 100 shares of Century's common stock (the "Conversion Rate"). The Preferred Stock will immediately and automatically be converted into shares of Century's common stock (the "Mandatory Conversion") upon consummation of a 1 for 9.25 reverse stock split of Century's outstanding common stock ("Reverse Split"). The Reverse Split was approved by Century's Board of Directors and by holders of a majority of Century's common stock, holders of a majority of Century's Preferred Stock, and by holders of a majority of Century's common stock and Preferred Stock voting together as a single class.

         The holders of Preferred Stock (including the Investors acquiring such shares as part of the Capital Raise after the Closing of the Exchange) are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable as if converted at the record date. As such, after the Closing and the Capital Raise, the Members, Stockholders, and Investors have 95.7% of the total combined voting power of all classes of Century stock entitled to vote.

         Upon Mandatory Conversion of the shares of Preferred Stock, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Members, Stockholders and Investors will, in the aggregate, receive approximately 32,845,751 shares of Century's common stock, representing 95.7% of the outstanding shares of Century's common stock immediately following the Mandatory Conversion. The stockholders of Century prior to the Exchange will, following the Mandatory

Conversion and Reverse Split, own approximately 1,489,192 shares of Century's common stock, representing 4.3% of the outstanding shares of common stock.

         In connection with the Reverse Split, Century's board of directors approved special treatment to certain Century stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. Accordingly, Century stockholders holding 925 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock will not be affected. The terms and conditions of special treatment afforded to Century stockholders to preserve round lot stockholders, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Century's board of directors.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

         Please see the discussion of "Closing of the Exchange Agreement" and "Capital Raise" in Item 2.01 above commencing on page 2, which discussion is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Effective as of the Closing of the Exchange, Kevin R. Keating resigned as the President, Treasurer, and Secretary, and the following officers were appointed by the newly constituted Board of Directors:

--------------------- --------- ------------------------------------------------
        NAME             AGE                      POSITION
--------------------- --------- ------------------------------------------------
Daniel Guez               28    Chief Executive Officer, President and Secretary
--------------------- --------- ------------------------------------------------
Darryn Barber             30    Chief Financial Officer
--------------------- --------- ------------------------------------------------

         Effective as of the Closing of the Exchange, Mr. Guez became the Chief Executive Officer, President and Secretary of Century. Mr. Guez is also the President, Secretary, and Chief Financial Officer of Versatile Entertainment, Inc. which designs, develops, markets and distributes high fashion jeans, knits and other apparel under the brand name "People's Liberation." Versatile was established in April 2001 and commenced operations of its People's Liberation business in July 2004. Prior to the Closing, Mr. Guez was the majority member of Bella Rose, LLC, which designs, develops, markets and distributes high fashion jeans, casual wear and other apparel under the brand name "William Rast." Bella Rose was established in May 2005. Prior to July 2004, Mr. Guez managed several private label divisions of Innovo Group, Inc. and Azteca Production International, Inc., Los Angeles based manufacturers of denim apparel. Mr. Guez started his career in the apparel industry in 1995.

         Also effective as of the Closing, Mr. Barber became Chief Financial Officer of Century. Prior to joining Century, Mr. Barber spent five years as a senior associate at Europlay Capital Advisors, LLC and its affiliates. Mr. Barber has been successful in evaluating, developing, and operating businesses in the entertainment and technology fields. Mr. Barber has been responsible for preparing business models, financial planning, evaluating and valuing businesses, providing corporate and strategic advice and preparing businesses for strategic transactions. Mr. Barber brings over 10 years experience in owning and operating businesses. Prior to Europlay Capital Advisors, Mr. Barber was Director of Operations of Trademark Cosmetics, a private label cosmetic manufacturing company. Mr. Barber earned a MBA from California State University Northridge and a BA in business economics from University of California Santa Barbara.

         None of the newly appointed executive officers have entered into an employment agreement with Century, Versatile or Bella Rose. However, Century contemplates entering into an employment agreement with Darryn Barber.

         Effective as of the Closing of the Exchange, Luca Toscani resigned as a director of Century and the following directors of Century were appointed:

-------------------- --------- -------------------------------------------------
         NAME           AGE                       POSITION
-------------------- --------- -------------------------------------------------
Daniel Guez              28    Chief Executive Officer, President, and Secretary
-------------------- --------- -------------------------------------------------
Dean Oakey               47    Director designated by Mr. Guez
-------------------- --------- -------------------------------------------------
Kevin R. Keating         65    Director of Century prior to the Closing, and
                               designated following the Closing by KRM Fund
-------------------- --------- -------------------------------------------------

         Please see the biography of Mr. Guez set forth above.

         Mr. Oakey became a Director effective as of the Closing. From June 1997 to the present date, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc., an investment banking firm. In this capacity, Mr. Oakey has been responsible for business development and management duties, with a focus on the apparel industry.

         Mr. Keating, a Director of the Company since February 4, 2005, and the former President, Secretary and Treasurer of Century, is an investment executive and for the past nine years has been the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation. Brookstreet is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with Century that terminated effective as of the Closing.

         Additionally, effective as of the Closing, Keating Reverse Merger Fund, LLC ("KRM Fund"), Colin Dyne and Daniel Guez have agreed to vote their shares of Century's common stock to (i) elect Mr. Keating or such other person designated by KRM Fund from time to time (the "KRM Designate") to Century's board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Daniel Guez from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, the adoption of a stock incentive plan, and a corporate name change (collectively, the "Actions").

         None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Century except as otherwise described in this report, and no such persons have been involved in any transaction with Century or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), other than with respect to the transactions that have been described in this report or in any prior reports filed by Century with the SEC. Century contemplates issuing options to officers and directors after an option plan is adopted by Century.

         None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

         Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         In connection with the Closing of the Exchange Agreement, Century will undertake a reverse split of its common stock as described above (the "Reverse Split") and will also changes its name to "People's Liberation, Inc." The Reverse Split and change of name were approved by Century's Board of Directors and by holders of a majority of Century's common stock, holders of a majority of Century's Preferred Stock, and by holders of a majority of Century's common stock and Preferred Stock voting together as a single class. Prior to effecting the Reverse Split and the change in corporate name, Century will mail an Information Statement to holders of its common stock, and will file an amendment to its Articles of Incorporation.

         Also in connection with the Exchange Agreement, our Board of Directors approved a change in fiscal year end from September 30 to December 31. We will account for the transactions contemplated by the Exchange Agreement as a "reverse acquisition." Consequently, we will not file a transition report reflecting the change of our fiscal year to that of Versatile and Bella Rose, given the fact that for accounting purposes, Versatile and Bella Rose are deemed to be the "accounting acquirer" in the "reverse acquisition."

ITEM 5.06         CHANGE IN SHELL COMPANY STATUS

         Please see the  discussion  of "Closing of the Exchange  Agreement"  in
Item 2.01 above commencing on page 2, which discussion is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The Audited Financial Statements of Versatile Entertainment, Inc. as of December 31, 2004 and 2003, and for the years then ended and for the period from inception (April 21, 2001) to December 31, 2004 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

         The Unaudited Combined Financial Statements of Versatile Entertainment, Inc. and Bella Rose, LLC as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The following pro forma financial information is filed as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

                  The Unaudited Pro Forma Balance Sheet of Century Pacific Financial Corporation and the combined balance sheets of Versatile Entertainment, Inc. and Bella Rose, LLC as of September 30, 2005.

                  The Unaudited Pro Forma Statements of Operations of Century Pacific Financial Corporation for the year ended September 30, 2004 and Versatile Entertainment, Inc. for the year ended December 31, 2004.

                  The Unaudited Pro Forma Statements of Operations of Century Pacific Financial Corporation for the nine months ended June 30, 2005 and the combined statements of operations for Versatile Entertainment, Inc. and Bella Rose, LLC for the nine months ended September 30, 2005.

         (c)      EXHIBITS.

---------------- ---------------------------------------------------------------
Exhibit Number                           Description
---------------- ---------------------------------------------------------------

2.1 Exchange Agreement by and among Century Pacific Financial Corporation, Versatile Entertainment, Inc., the stockholders of Versatile, Bella Rose, LLC, and the members of Bella Rose (the "Members"), dated October 28, 2005 (1)

3.1              Articles of Incorporation of Versatile

3.2              Bylaws of Versatile

3.3              Articles of Organization of Bella Rose, LLC

4.1              Certificate   of   Designations,    Preferences,   Rights   and
                 Limitations of Series A Convertible Preferred Stock of Century Pacific Financial Corporation

10.1 Financial Advisory Agreement dated November 22, 2005, between Century Pacific Financial Corporation and Keating Securities, LLC

10.2 Lease Agreement entered into by and between Ofer and Eitan Kashanian and Versatile Entertainment, Inc. dated October 11, 2005

10.3 Factor Agreement entered into on October 14, 2004 by and between Versatile and FTC Commercial Corp.

10.4 Amendment No. 1 To Factoring Agreement between Versatile and FTC Commercial Corp. dated September 30, 2005

10.5 Factoring Agreement entered into by and between Bella Rose and FTC Commercial Corp. dated October 12, 2005

10.6 Assignment, Assumption and Novation Agreement by and between Versatile, Colin Dyne, and Venture Partners, LLC dated May 16, 2005

10.7 Form of Subscription Agreement between the Registrant and the Investor to be identified therein.

10.8             Registration Rights Agreement dated November 23, 2005 among the
                 Registrant   and  Sanders  Morris  Harris  Inc.  as  agent  and
                 attorney-in-fact for the Investor identified therein.

10.9 Placement Agent Agreement dated November 23, 2005 between the Registrant and Sanders Morris Harris Inc.

10.10            Form of Common Stock Purchase Warrant.

99.1             Press Release, dated November 25, 2005.

99.2             Audited Financial Statements of Versatile  Entertainment,  Inc.
                 as of December 31, 2004 and 2003, and for the years then ended and for the period from inception (April 21, 2001) to December 31, 2004

99.3             Unaudited   Combined   Financial    Statements   of   Versatile
                 Entertainment, Inc. and Bella Rose, LLC as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004

99.4             Unaudited Pro Forma Financial Information.

(1) Incorporated by reference to our Current Report on Form 8-K filed October 28, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Century Pacific Financial Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTURY PACIFIC FINANCIAL CORPORATION


Date:  November 25, 2005              By:     /S/ DANIEL GUEZ
                                           -------------------------------------
                                           Daniel Guez, Chief Executive Officer,
                                           President, and Secretary

                                  EXHIBIT INDEX

---------------- ---------------------------------------------------------------
Exhibit Number                           Description
---------------- ---------------------------------------------------------------

2.1 Exchange Agreement by and among Century Pacific Financial Corporation, Versatile Entertainment, Inc., the stockholders of Versatile, Bella Rose, LLC, and the members of Bella Rose (the "Members"), dated October 28, 2005 (1)

3.1              Articles of Incorporation of Versatile

3.2              Bylaws of Versatile

3.3              Articles of Organization of Bella Rose, LLC

4.1              Certificate   of   Designations,    Preferences,   Rights   and
                 Limitations of Series A Convertible Preferred Stock of Century Pacific Financial Corporation

10.1 Financial Advisory Agreement dated November 22, 2005, between Century Pacific Financial Corporation and Keating Securities, LLC

10.2 Lease Agreement entered into by and between Ofer and Eitan Kashanian and Versatile Entertainment, Inc. dated October 11, 2005

10.3 Factor Agreement entered into on October 14, 2004 by and between Versatile and FTC Commercial Corp.

10.4 Amendment No. 1 To Factoring Agreement between Versatile and FTC Commercial Corp. dated September 30, 2005

10.5 Factoring Agreement entered into by and between Bella Rose and FTC Commercial Corp. dated October 12, 2005

10.6 Assignment, Assumption and Novation Agreement by and between Versatile, Colin Dyne, and Venture Partners, LLC dated May 16, 2005

10.7 Form of Subscription Agreement between the Registrant and the Investor to be identified therein.

10.8             Registration Rights Agreement dated November 23, 2005 among the
                 Registrant   and  Sanders  Morris  Harris  Inc.  as  agent  and
                 attorney-in-fact for the Investor identified therein.

10.9 Placement Agent Agreement dated November 23, 2005 between the Registrant and Sanders Morris Harris Inc.

10.10            Form of Common Stock Purchase Warrant.

99.1             Press Release, dated November 25, 2005.

99.2             Audited Financial Statements of Versatile  Entertainment,  Inc.
                 as of December 31, 2004 and 2003, and for the years then ended and for the period from inception (April 21, 2001) to December 31, 2004

99.3             Unaudited   Combined   Financial    Statements   of   Versatile
                 Entertainment, Inc. and Bella Rose, LLC as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004

99.4             Unaudited Pro Forma Financial Information.

(1) Incorporated by reference to our Current Report on Form 8-K filed October 28, 2005.